COMPANY REGISTRATION NUMBER 05066838

One Horizon Group plc

Annual report

30 June 2012

One Horizon Group plc

Annual report and accounts for the year ended 30 June 2012

One Horizon Group plc

Officers and professional advisers

Directors
Mark White (Chief Executive Officer)
Martin Ward FCA (Chief Financial Officer)
Brian Collins (Chief Technology Officer)

Secretary	Martin Ward FCA

Registered number	5066838

Registered office	Fleming Court
Leigh Road
Eastleigh
Southanpton
SO50 9PD

Auditors	Chantrey Vellacott DFK LLP
Russell Square House
10/12 Russell Square
London
WC1B 5LF

Principal bankers	HSBC Bank Plc
Southern Corporate Banking Centre
HSBC House
Mitchell Way
Southampton International Airport
Southampton SO18 2XU

Solicitors to the group (UK)	Shoosmiths
Apex Plaza
Forbury Road
Reading
RG1 1SH

Attorneys to the group (US)	Farrell Fritz P.C.
1320 RXR Plaza
West Tower
Uniondale
New York 11556-1320

Registrars	Capita IRG plc
Northern House
Woodsome Park
Fenay Bridge
Huddersfield HD8 0LA

1

One Horizon Group plc

DIRECTORS’ REPORT

The Directors present their report and the audited accounts of the Group and Company for the year ended 30 June 2012.

Principal activity

The principal activity of the Company is that of a holding company, and the principal activities of the Group during the year was (i) distribution of satellite communication equipment and airtime (Satcom or Satcom Global) and (ii) sale of proprietorial software and associated equipment in VoIP and bandwidth optimisation markets (Horizon or Horizon Globex).

Reporting currency

The Group reports its financial statements in US dollars because the majority of its sales and cost of sales are in this currency.

Results

In March 2012 the Company entered into negotiations with the directors of Broadband Satellite Services Limited to sell the Satcom Global business and all the subsidiaries involved in the satellite communications business. The sale was completed in October 2012 and as a result the remaining group retained the Horizon Globex software business. As a result the Horizon Globex results are reported as continuing operations whilst the Satcom Global business has been shown as discontinued operations.

Review of the business and future developments

The income from continuing operations grew to $19.7 million from $4.3 million and profit after taxation rose from $3 million to $13.5 million.

The discontinued operations showed a reduction in turnover of 30% from $119 million to $83 million due to the considerable downturn in government expenditure in satellite communication which was widely reported. As a result this segment lost $2.6 million in the year (2011: profit $2.7 million). In addition to the trading loss and outside the normal course of business the Group made a fair value adjustment to the value of goodwill carried in Satcom Global totalling $13.1 million. As a result of the poor trading in the Satcom business the directors decided to sell Satcom Global to concentrate on Horizon Globex .

In advance of the sale in October, the Group repaid all the bank facilities due to HSBC, which were secured on the assets of the discontinued business operation.

During the year the Company raised $7.7 million for the continued development of the Horizon Globex suite of products. These funds were raised by the issues of new shares of $5.7 million and a $2.0 million loan from five shareholders.

As set out in note 35, on 30 November 2012 the Company reversed into a US company, Intelligent Communication Enterprise Corporation (“ICE”) and as a result the former shareholders of One Horizon Group Plc own in excess of 95% of the issued share capital of ICE. ICE is quoted on the NASD OTCQB market in the United States. It is the Directors intention to raise additional funds to assist the growth in the Horizon business and fund new developments in the Horizon software suite.

Overview of Horizon

Horizon is the world’s most bandwidth-efficient Voice over IP (VoIP) platform. Enabled by the Company’s SmartPacket™ technology, it offers VoIP from only 2kbps compared to around 8kbps from other VoIP platforms.

Horizon enables greater bandwidth efficiency by reducing IP overhead and optimising packet flow, delivery and playback. It is also extremely efficient in the way it handles silence. Traditional VoIP calls send the same amount of data in both directions, regardless of whether someone is speaking or not. Horizon detects silence and sends “heartbeats” so it doesn’t sound like the line has been dropped. These heartbeats get sent at only 0.25kbps compared to around 8kbps on other VoIP platforms. From low-bandwidth VoIP, Horizon extends into a range of optimised data applications – email, web browsing and instant messaging – which give the user total visibility and control over how much data they consume.

The solution has been totally developed in-house and is fully compatible with digital telecommunications standards. It is capable of interconnecting any phone system over IP – on mobile, fixed and satellite networks.

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One Horizon Group plc

DIRECTORS’ REPORT (continued)

Future growth opportunities

The Horizon Globex solution was initially developed for the mobile satellite market, to make best use of the limited bandwidth available, minimise the amount of data consumed and ultimately save costs for the end-user.

The Company then realised the potential for the solution in the broader telecommunications market, particularly within the mobile sector. With the explosive growth in smartphone sales and increased usage of mobile data services, mobile operators face the challenge of dealing with increasingly congested networks, more dropped calls and rising levels of churn. Wireless spectrum is a finite resource and it is not always possible to increase network capacity. The demand for solutions which optimise the use of IP bandwidth will inevitably grow.

The Company has therefore developed a mobile application which enables highly bandwidth-efficient VoIP calls over a smartphone using an EDGE, 3G, 4G/LTE, WiFi or WiMax connection. The Horizon Call app is currently available for the iPhone and a version for Android is in development.

Unlike other mobile VoIP apps, Horizon Call has positioned a business-to-business solution for mobile operators. It is a solution that they own and deploy. They decide how to integrate it within their portfolio, how to offer it commercially and it can be customised according to their own branding. It helps them to manage rising traffic volumes while also combating the competitive threat to their voice telephony revenues from other mobile VoIP apps.

Asia represents a key opportunity for the Horizon Call app because there are significant markets with high population density, high penetration of mobile phones and high growth in the adoption of smartphones. These factors will put increased pressure on mobile operators to manage their network availability.

In this context, Horizon Globex is forming a number of joint ventures with local partners in the region to exploit this opportunity. To date, the Company has formed joint ventures, in India, Russia and China.

Commercial risks

Commercial risks faced by the Group are similar to many other businesses, in terms of foreign exchange losses where the business buys and sells goods and services in a currency other than the reporting currency. The Group has limited exposure in salaries and other overheads priced in Sterling, Euro’s, Thai Baht, Singapore Dollars, Australian Dollars and to a small extent Yen. Trading expenditure and income is predominately in US dollars. Where certain product lines are priced in other currencies the price quoted is based on prevailing rates of exchange.

The Group secured funding of $7.7 million during the year; $5.7 million in share issues and a $2 million shareholder loan. The Group continues to minimise the risks associated with interest rate changes by maintaining a diversified funding portfolio with varying conditions, as detailed in note 23 to these accounts.

Regarding risks associated with technology changes within the industry product ranges, the Group has experienced a low level of inventory obsolescence over many years, partially due to maintaining low inventory levels and partially due to the long practical life of products within the mobile satellite services sector when compared to other communication sectors.

Directors and their interests

The Directors of the Company who held office during the year and at the date of this report are as follows;

Mark White (CEO)
Alexandra Johnson (COO)	Resigned 30 April 2012
Martin Ward (CFO)
Brian Collins (CTO)

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One Horizon Group plc

DIRECTORS’ REPORT (continued)

Political and charitable contributions

The Group made no donations to charitable bodies during the year (2011: $10,000). The Group made no political contributions during the year (2011: $nil).

Third party indemnity provision for directors

Qualifying third party indemnity provision for all directors was in force during the year.

Risk factors

Information on the Group’s financial risk management objectives and policies relating to market risk, credit risk and liquidity risk is provided in note 4 to the financial statements.

Creditor payment policy

It is the Group’s policy that payments to suppliers are made in accordance with all relevant terms and conditions.

Going concern

As set out in note 2, the Directors report that having reviewed current performance and forecasts that they have a reasonable expectation that the Group has adequate plans and resources to continue in operational existence for the foreseeable future. For this reason they continue to adopt the going concern basis in preparing the financial statements.

Awareness of relevant audit information

At the time of this report the Directors confirm that:

•	there is no relevant information of which the auditor is unaware; and

•	they have taken all the steps they ought to have taken to make themselves aware of any relevant audit information and to establish that the auditor is aware of that information.

Statement of directors' responsibilities

The following statement, which should be read in conjunction with the auditor’s report regarding the respective responsibilities of directors and auditor, is made with a view to distinguishing for shareholders those respective responsibilities in relation to the financial statements.

The Directors are responsible for preparing the annual report and the financial statements in accordance with applicable law and regulations.

Company law requires the Directors to prepare financial statements for each financial year. Under that law the Directors have prepared the financial statements in accordance with International Financial Reporting Standards (IFRSs) as adopted by the European Union. The financial statements are required by law to give a true and fair view of the state of affairs of the Company and Group and of the profit or loss of the Group for that period.

In preparing those financial statements, the Directors are required to:

1.	select suitable accounting policies and then apply them consistently;

2.	make judgements and estimates that are reasonable and prudent;

3.	state that the financial statements comply with IFRSs as adopted by the European Union;

4.	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Group will continue in business.

The Directors confirm that they have complied with the above requirements in preparing the financial statements.

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One Horizon Group plc

DIRECTORS’ REPORT (continued)

The Directors are responsible for keeping proper accounting records sufficient to show and explain the company’s transactions and disclose with reasonable accuracy at any time the financial position of the Company and Group and to enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the Company and Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors are also responsible for the maintenance and integrity of the corporate and financial information included on the satcomgroup.com website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.

Auditor

After the year end, BDO LLP resigned as auditor and Chantrey Vellacott DFK LLP were appointed in their place. A resolution that Chantrey Vellacott DFK LLP be reappointed will be proposed at the Annual General Meeting.

By order of the Board

Martin Ward

Company Secretary

31 January 2013

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One Horizon Group plc

Independent auditor’s report to the shareholders of

One Horizon Group plc

We have audited the financial statements of One Horizon Group plc for the year ended 30 June 2012, which comprise the consolidated statement of comprehensive income, the consolidated and company statements of financial position, the consolidated and company statements of changes in equity, the consolidated and company cash flow statements and the related notes. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union and, as regards the parent company financial statements, as applied in accordance with the provisions of the Companies Act 2006.

This report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditor’s report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditor

As explained more fully in the statement of directors’ responsibilities, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). These standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the company's circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the annual report to identify material inconsistencies with the audited financial statements. If we become aware of any apparent inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion:

•	the financial statements give a true and fair view of the state of the group’s and of the parent company’s affairs as at 30 June 2012 and of the group’s loss for the year then ended;
•	the group financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union;
•	the parent company financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union and as applied in accordance with the provisions of the Companies Act 2006; and
•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.

Opinion on other matters prescribed by the Companies Act 2006

In our opinion the information given in the Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept by the parent company, or returns adequate for our audit have not been received from branches not visited by us; or
•	the parent company financial statements are not in agreement with the accounting records and returns; or
•	certain disclosures of directors’ remuneration specified by law are not made; or
•	we have not received all the information and explanations we require for our audit.

Ian Staunton (Senior Statutory Auditor)

For and on behalf of Chantrey Vellacott DFK LLP,

Chartered Accountants and Statutory Auditor

London

31 January 2013

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One Horizon Group plc

Consolidated statement of comprehensive income

For the year ended 30 June 2012

			Restated
	Notes	2012	2011
		$’000	$’000

Revenue
Continuing operations		19,702	4,326

Group revenue		19,702	4,326

Cost of sales		(80)	(207)

Gross profit		19,622	4,119

Administration expenses		(4,652)	(1,034)

Operating profit
Continuing operations	6	14,970	3,085

Finance income	11	-	-
Finance costs	12	(218)	(173)

Profit on continuing operations before taxation		14,752	2,912

Taxation	13	(1,300)	179

Profit after taxation from continuing operations		13,452	3,091

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One Horizon Group plc

Consolidated statement of comprehensive income

For the year ended 30 June 2012 (cont)

			Restated
	Notes	2012	2011
		$’000	$’000

Profit after taxation from continuing operations		13,452	3,091

Discontinued operations
(Loss) / profit after taxation from discontinued operations	16	(15,786)	2,742

Loss for the financial year and total comprehensive income		(2,334)	5,833

Attributable to:
Equity holders of the parent company		(2,334)	5,833

There were no recognised gains or losses other than those shown in the statement of comprehensive income.

The notes on pages 15 to 41 form part of these financial statements.

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One Horizon Group plc

Consolidated statement of financial position as at 30 June 2012

	Notes	2012	2011
		$’000	$’000
Non-current assets
Goodwill	17	-	16,588
Intangible fixed assets	18	15,148	12,090
Property, plant and equipment	19	419	4,610
Interest in jointly controlled entity	20	55	-
		15,622	33,288
Current assets
Inventories	21	47	7,011
Trade and other receivables	22	23,035	20,926
		23,082	27,937
Assets of Satcom Global held for sale	16	21,883	-
Total assets		60,587	61,224

Non-current liabilities
Financial liabilities	24	-	812
Obligations under finance leases	27	60	62
Deferred taxation	28	445	445
		505	1,319
Current liabilities
Financial liabilities	24	2,020	2,565
Trade and other payables	26	2,194	30,434
Current tax		1,530	237
Bank balances and cash	23	39	606
Obligations under finance leases	27	33	98
		5,816	33,940
Liabilities of Satcom Global for sale	16	24,883	-

Total liabilities		31,204	35,259

Net assets		29,383	25,966

Shareholders’ equity
Share capital	29	8,468	7,700
Share premium account		10,817	5,834
Retained profits	31	10,098	12,432

Total shareholders’ funds		29,383	25,966

The financial statements were approved and authorised for issue by the Board of Directors on 31 January 2013

Signed on behalf of the Board of Directors:

Martin Ward

Director

The notes on pages 15 to 41 form part of these financial statements.

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One Horizon Group plc

Company statement of financial position as at 30 June 2012

			Restated
	Notes	2012	2011
		$’000	$’000
Non-current assets
Investments	20 / 15	3,694	21,915
		3,694	21,915
Current assets
Trade and other receivables	22	1,360	671
Loans to related undertakings	25	10,407	3,566
Current tax		-	154
		11,767	4,391
Current liabilities
Trade and other payables	26	451	421
Financial liabilities	24	2,402	1,849
Loans from related undertakings	25	2,920	11,811
		5,773	14,081
Net current assets / (liabilities)		5,994	(9,690)

Non-current liabilities
Financial liabilities		-	-
		5,994	(9,690)
Net assets		9,688	12,225

Shareholders’ equity
Share capital	29	8,468	7,700
Share premium account		10,817	5,834
Retained profits	31	(9,597)	(1,309)

Total equity		9,688	12,225

The financial statements were approved and authorised for issue by the Board of Directors on 31 January 2013

Signed on behalf of the Board of Directors:

Martin Ward

Director

Company No: 05066838

The notes on pages 15 to 41 form part of these financial statements.

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One Horizon Group plc

Consolidated statement of changes in equity

For the year ended 30 June 2012

	Share	Share	Retained
	capital	premium	profits	Total
	$’000	$’000	$’000	$’000

Balance at 30 June 2010	6,053	4,845	7,322	18,220

Total comprehensive income	-	-	5,833	5,833

Dividends paid	-	-	(723)	(723)
New shares issued	1,647	989	-	2,636

Balance at 30 June 2011	7,700	5,834	12,432	25,966

Total comprehensive income	-	-	(2,334)	(2,334)

Contributions by and distributions to owners
New shares issued	768	4,983	-	5,751

Balance at 30 June 2012	8,468	10,817	10,098	29,383

The notes on pages 15 to 41 form part of these financial statements.

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One Horizon Group plc

Company statement of changes in equity

For the year ended 30 June 2012

		Share	Share	Retained
	Notes	capital	premium	profits	Total
		$’000	$’000	$000	$’000

Restated balance at 30 June 2010		6,053	4,845	1,275	12,173

Total comprehensive expense		-	-	(576)	(576)

Prior year adjustment	15	-	-	(1,285)	(1,285)

Dividends paid		-	-	(723)	(723)
New shares issued		1,647	989	-	2,636

Balance at 30 June 2011 (Restated)		7,700	5,834	(1,309)	12,225

Total comprehensive expense		-	-	(8,288)	(8,288)

Dividends paid		-	-	-	-
New shares issued		768	4,983	-	5,751

Balance at 30 June 2012		8,468	10,817	(9,597)	9,688

The notes on pages 15 to 41 form part of these financial statements.

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One Horizon Group plc

Consolidated cash flow statement

For the year ended 30 June 2012

	Note	2012		2011
		$’000	$’000	$’000	$’000

Net cash generated from operating activities	33		483		7,333

Cash flows from investing activities
Purchase of intangible fixed assets		(3,505)		(3,624)
Purchase of property, plant and equipment		(1,533)		(2,495)
Acquisition of subsidiary (net of cash acquired)		-		(849)

Net cash used in investing activities			(5,038)		(6,968)

Cash flows from financing activities
Dividends paid		-		(723)
(Decrease)/increase in short term borrowing		(3,815)		(105)
Net (decrease)/increase in long term borrowing		5,751		(1,775)
Shareholder loans		2,000		-
Capital element of finance lease rental payments		(121)		(85)

Net cash (used)/generated by financing activities			5,210		(2,688)

Net (decrease)/increase in cash and cash equivalents			655		(2,323)

Cash and cash equivalents at beginning of year			(606)		1,717

Cash and cash equivalents of disposal group classified as held for sale	16		(88)		-

Cash and cash equivalents at end of year			(39)		(606)

The notes on pages 15 to 41 form part of these financial statements.

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One Horizon Group plc

Company cash flow statement

For the year ended 30 June 2012

		2012		2011 (Restated)
	Notes	$’000	$’000	$’000	$’000

Cash flows from operating activities
Operating profit		(729)		(1,614)

Operating cash flows before movement in working capital		(729)		(1,614)

Decrease/(Increase) in receivables		(689)		599
Increase in payables		1,825		3,810

Cash generated/(used) by operations		407		2,795

Tax paid		-		(276)
Interest paid		(90)		(173)

Net cash generated by operating activities			317		2,346

Cash flows from investing activities
Acquisition of investments	15	(53)		(1,004)

Net cash used in investment activities			(53)		(1,004)

Financing activities
Increase/(decrease) in short term borrowing		(6,773)		(1,093)
Net (decrease)/Increase in long term borrowing		5,751		(1,150)
Shareholder loans		2,000		(723)

Net cash used by financing activities			978		(2,966)

Net increase/(decrease) in cash and cash equivalents			1,242		(1,624)

Cash and cash equivalents at beginning of year			(1,624)		-

Cash and cash equivalents at end of year			(382)		(1,624)

The notes on pages 15 to 41 form part of these financial statements.

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One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

1.	Nature of business and corporate information

One Horizon Group plc is a company incorporated in the United Kingdom. The address of the registered office is given on page 1. The nature of the group’s operations and its principal activities are set out in the Directors’ report on pages 2 to 5.

2.	Basis of preparation

The financial statements of the Group and Company have been prepared in accordance with International Financial Reporting and Accounting Standards as adopted by the European Union (“IFRSs”). The financial statements have been prepared on the historical cost basis, except where IFRSs requires an alternative treatment. The principal variations from historical cost relate to financial instruments (IAS 39).

The financial statements are presented in US dollars since this is the currency in which the majority of the Group’s transactions are denominated.

The preparation of financial statements in conformity with general accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although the estimates are based on management’s best knowledge of the amount, even or actions, actual results ultimately may differ from those estimates.

At the date of authorisation of these financial statements, there were Standards and Interpretations that were in issue but not yet effective and which have not been applied in these financial statements. The Directors anticipate that the adoption of these Standards and Interpretations in future periods will have no material impact on the financial statements of the Group or Company, except for additional disclosures when the relevant Standards come into effect.

Summarised below are details of the new standards, significant amendment to standards and interpretations which have been issued by the IASB and IFRIC but not adopted by the Group during the period as application is not mandatory in the current financial year:

Standard/ Interpretation	Title	Effective date

- IAS 12 (revised):	Income taxes	1 January 2012
- IAS 19 (amendments):	Employee Benefits (2011)	1 January 2013

None of the new standards, interpretations and amendments, which are effective for periods beginning after 1 July 2011 and which have not been adopted early, is expected to have a material effect on the Group's future financial statements.

Going concern

In determining the appropriate basis of preparation of financial statements, the Directors are required to consider whether the Group can continue in operational existence for the foreseeable future.

The current economic conditions create some uncertainty, particularly over the level of demand for airtime sales, the speed of adoption of Horizon Globex, and continued constraints on inventory management as a result of increasingly restrictive supplier credit terms. However, the underpinning strength of the Group’s potential has continued to secure additional working capital to support the business plan.

In the first quarter of the year, the Board secured additional funding from an outside investor for new shares ($3m). In the second quarter a further shareholder loan of $2m was secured (which incurs 10% interest with repayment on demand, Company sale or anytime at the Company’s discretion), and $2.7m equity in the fourth quarter. However, the parent group (One Horizon Group Plc) has considered the long term future working capital needs for the group as a whole and consequently the Board and the Shareholders agreed to dispose of the SatCom Global cash generating unit.

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One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

On the basis of their assessment of the Group’s short term and long term working capital requirements, the Directors have a reasonable expectation that the Group will be able to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis of accounting in preparing the annual financial statements.

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are set out below.

3.	Summary of significant accounting policies

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and enterprises controlled by the Company (“its subsidiaries”) made up to 30 June each year. Control is achieved where the Company has the power to govern the financial and operating policies of a subsidiary. Adjustment are made if required to align the accounting policies of the sibsidiaries with the group.

The results of subsidiaries acquired or disposed of during the period are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

All inter-company transactions and balances between group enterprises are eliminated on consolidation.

Business combinations

The acquisition of subsidiaries is accounted for using the purchase method. The cost of the acquisition is measured at the aggregate of the fair values, at the acquisition date, of assets given, liabilities incurred or assumed, and equity instruments issued by the group, plus any costs directly attributable to the acquisition. The acquiree’s identifiable assets, liabilities and contingent liabilities are recognised at their fair value at the acquisition date, except for non-current assets that are held for resale, which are recognised and measured at fair value less costs to sell.

Goodwill

Goodwill arising on acquisition is recognised as an asset and initially measured at cost, being the excess of cost over the Group’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities recognised of a subsidiary, associate or jointly controlled entity at the date of acquisition. For business combinations completed on or after 1 January 2010, direct costs of acquisition are recognised immediately as an expense. Goodwill is recognised as an asset and is tested for impairment annually, or on such occasions that events or changes in circumstances indicate that its value might be impaired.

On disposal of a subsidiary, the attributable amount of unamortised goodwill, which has not been subject to impairment, is included in the determination of the profit or loss on disposal.

Positive goodwill arising on acquisitions before the date of the transition to International Financial Reporting Standards has been retained at the previous UK GAAP amount subject to being tested for impairment at that date. Negative goodwill arising on acquisitions before the date of the transition has been credited to retained earnings at the date of transition. Where negative goodwill arises on acquisitions after the date of the transition, it is immediately credited in full to the consolidated statement of comprehensive income on the acquisition date.

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One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Summary of significant accounting policies (continued

Revenue recognition

Revenue is recognised:

•	on sales of hardware, on transfer of risk and rewards of ownership, which is at the time of delivery and invoicing, when the title is passed to the customer.
•	on sale of prepaid mobile calling cards or credits upon delivery, either physically or virtually, of such cards or credits.
•	on post-paid airtime services, including voice and data transmission, when the service is rendered.
•	on sale of software, upon transfer of the intellectual property rights, when title passes to the customer.

Revenue is stated net of discounts, VAT and other sales related taxes.

Interest income is accrued on a time basis, by reference to the principal outstanding and the interest rate applicable.

Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income.

Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease.

Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

Borrowing costs

All borrowing costs are recognised in the income statement in the period to which they are incurred.

Taxation

The tax charge represents the sum of current and deferred tax.

Current tax payable is based on taxable profits for the year. Taxable profits differ from net profits as reported in the income statement because it excludes items that are taxable or deductible in other years and items that are not taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted at the balance sheets date.

17

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Summary of significant accounting policies (continued)

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the liability method. Deferred tax liabilities are recognised for all temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which temporary differences can be utilised.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates enacted or substantially enacted, and that are expected to apply in the period when the liability or the asset is realised.

Currencies

Transactions in currencies other than US Dollars are initially recorded at the rates of exchange prevailing on the dates of the transactions. Monetary assets and liabilities denominated in such currencies are retranslated at the rates prevailing on the balance sheet date. The principal exchange rate ruling at 30 June 2012 was £1 = US$1.5716. Profits and losses arising on exchange are included in the net profit or loss for the period.

Impairment

At the end of each reporting period, the Group reviews the carrying amounts of the following assets to determine whether there is any indication that those assets have suffered an impairment loss or an impairment loss previously recognised no longer exists or may have decreased:

•	property, plant and equipment;
•	intangible assets – Horizon software;
•	investments in subsidiaries;
•	interests in joint controlled entity.

If the recoverable amount (i.e. the greater of the fair value less costs to sell and value in use) of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised as income immediately.

Share based payments - employee services

The fair value of employee services received in exchange for the grant of options or shares is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the options or shares determined at the grant date, excluding the impact of any non-market vesting conditions (for example, profitability and sales growth targets). Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable and the number of shares that the employee will ultimately receive. This estimate is revised at each balance sheet date and the difference is charged or credited to the income statement. Proceeds received on exercise of options, net of any directly attributable transaction costs, are credited to equity.

18

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Summary of significant accounting policies (continued)

Externally acquired intangible assets

Externally acquired intangible fixed assets are initially recognised at cost and subsequently amortised on a straight-line basis over their useful economic lives.

Intangible assets are recognised on business combinations if they are separable from the acquired entity or give rise to other contractual/legal rights. The fair values ascribed to such intangibles are arrived at by using appropriate valuation techniques (see section related to critical estimates and judgements below).

In-process research and development programmes acquired in such combinations are recognised as an asset even if subsequent expenditure is written off because the criteria specified in the policy for development costs below are not met.

The significant intangibles recognised by the Group, their useful economic lives and the methods used to determine the cost of intangibles acquired in a business combination are as follows:

Intangible assets	Useful economic life	Valuation method
Contractual relationships	Term of contract	Estimated discounted
	(up to 5 years)	Cash flow

Software	Indeterminate	Relief from royalty method
incorporating a discounted
cash flow

The software is included within the Horizon software intangible asset, and as such is tested for impairment annually, or on such occasions that events or changes in circumstances indicate that its value might be impaired.

Internally generated intangible assets (development costs)

Expenditure on internally developed products is capitalised if it can be demonstrated that:

• it is technically feasible to develop the product for it to be sold;

• adequate resources are available to complete the development;

• there is an intention to complete and sell the product;

• the Group is able to sell the product;

• sale of the product will generate future economic benefits; and

• expenditure on the project can be measured reliably.

Capitalised development costs are in relation to the Horizon software, which is considered to have an indeterminate economic life. The Horizon software is tested for impairment annually, or on such occasions that events or changes in circumstances indicate that its value might be impaired.

Development expenditure not satisfying the above criteria and expenditure on the research phase of internal projects are recognised in the consolidated statement of comprehensive income as incurred.

Segmental reporting

The Directors regard the Group's primary segments of business to be Satcom Global and Horizon Globex. The business has no geographical aspect which requires analysis as secondary segments. Costs are allocated to the appropriate segment as they arise with central overheads apportioned on a reasonable basis.

19

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Summary of significant accounting policies (continued)

Property, plant and equipment
Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is charged so as to write the cost less residual value over estimated useful lives, using the straight-line method commencing in the month following the purchase, on the following basis:

Leasehold property improvements	-	Term of lease
Equipment	-	Between 3 and 5 years
Motor vehicles	-	5 years

The useful lives and residual values of assets are reviewed annually.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the lease.

The gain or loss arising on the disposal of an asset including disposal costs is recognised in the income statement.

Inventories

Inventories are stated at the lower of cost, using the average cost method, and net realisable value. Net realisable value represents the estimated revenue less all estimated costs of completion and necessary selling costs.

Financial instruments

Financial assets and financial liabilities are recognised when the Group or Company has become a party to the contractual provisions of the instrument.

The Group faces certain risks, not all of which are within its control. The main risk factors are outlined as follows:

a)	Suppliers – The Group purchases its airtime from a few main satellite operators, the majority being from Inmarsat, Iridium and Thuraya and is reliant on the operators maintaining their capacity to enable customers to use their equipment. The satellite operators have contingency plans to protect their business and the directors consider the risk is not significant.

b)	Foreign currency – The Group reports its results in US Dollars because the majority of the trading income and expenditure is in that currency. The Group has limited exposure to sterling/US dollar exchange rate due to the fact that UK head office and certain interest costs are payable in sterling.

Trade receivables

Trade receivables are stated at their nominal value less allowances for irrecoverability and an allowance to reflect the time cost of money..

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits, and other short-term deposits and liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Bank borrowings

Interest-bearing bank loans and overdrafts are recorded at the proceeds received, net of direct issue costs. Finance charges, including premiums payable on settlement or redemption and direct issue costs, are accounted for on an accruals basis in the income statement using the effective interest rate method.

Financial liabilities and equity

Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that creates a residual interest in the assets of the group. Financial Liabilities are measured at amortised cost.

Trade payables

Trade payables are stated at cost.

20

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Summary of significant accounting policies (continued)

Provisions

Provisions are recognised when the Group has a present obligation as a result of a past event from which it is likely that an outflow of economic benefits will occur which can be reasonably quantified.

Equity instruments

Equity instruments are recorded at the proceeds received, net of direct issue costs.

4.	Critical accounting estimates and judgements

The Group makes certain estimates and assumptions regarding the future. Estimates and judgements are continually evaluated based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. In the future, actual experience may differ from these estimates and assumptions. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

i)	Impairment of goodwill

All goodwill has been eliminated as a result of the disposal of Satcom Global. This is therefore not a critical area in the current year.

ii)	Amortisation of intangible assets

Intangible assets representing contractual relationships are amortised on a straight-line basis over their estimated useful lives. For the purposes of the contractual relationship assets, their useful lives have been estimated to reflect the term of the contracts, up to 5 years. The valuation of the contractual relationships were made at the time of acquisition based on the estimated discounted cash flows of the contractual relationships.

The determination of the useful lives involves management’s estimation. The Group re-assesses the useful lives of the contractual relationships and if the expectation differs from the original estimate, such a difference may impact the amortisation in the year and the estimate will be changed in the future period.

Self-created intangible assets representing intellectual property from software product development are required to be recognised under IAS38. Expenditure on internally developed products is capitalised if it can be demonstrated that:

•	it is technically feasible to develop the product for it to be sold;
•	adequate resources are available to complete the development;
•	there is an intention to complete and sell the product;
•	the Group is able to sell the product;
•	sale of the product will generate future economic benefits; and
•	expenditure on the project can be measured reliably.

Capitalised development costs are in relation to the Horizon software, which is considered to have an indeterminate economic life. The Horizon software is tested for impairment annually, or on such occasions that events or changes in circumstances indicate that its value might be impaired.

Development expenditure not satisfying the above criteria and expenditure on the research phase of internal projects are recognised in the consolidated statement of comprehensive income as incurred.

The carrying amount of the self-created software development intangible assets is not amortised since the Board considers that this intellectual property currently has an indeterminate life. Instead it is subject to an impairment review on an annual basis or whenever an event occurs that may materially impact the carrying value or the recoverable amount of the assets.

21

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Critical accounting estimates and judgements (continued)

iii)	Impairment of intangible assets

The Group is required to test, where indicators of impairment exist, whether intangible assets have suffered any impairment. The recoverable amount is determined based on value in use calculations. The use of this method requires the estimation of future cash flows and the choice of a discount rate in order to calculate the present value of the cash flows. Actual outcomes may vary.

The Group’s core business is subject to rapid technological change. The accounts are prepared and policies relating to goodwill and other intangibles are applied in accordance with judgements formed in the light of current technological and market knowledge. It is possible that technological change could alter these judgements at any time.

5.	Financial risk management

Financial risk factors

The Group’s business activities are set out in the Business Review on pages 2 to 3. These activities expose the Group to a number of financial risks. The following describes the Group’s objectives, policies and processes for managing these risks and the methods used to measure them.

(a)	Capital risk management

The Group’s objectives for managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an efficient capital structure to manage the cost of capital. In order to maintain or adjust the capital structure, the Group may adjust the amount of dividend paid to shareholders, return capital to shareholders and issue new shares or buy back existing shares. The Group has bank facilities as set out in note 22. There were no changes in the Group’s approach to capital management during the year.

(b)	Market risk
(i)	Price risk

The Group has limited exposure to price risk relating to the price of airtime and hardware, as price changes from suppliers would be passed onto customers under the contractual agreements.

(i)	Interest rate risk

As the Group has limited interest rate risk as it has fixed rates on its principal debt contracts. The impact is on income and operating cash flow and arises from changes in market interest rates. Cash resources are held in current, floating rate accounts.

(ii)	Foreign currency risk

The vast majority of the group’s trading activities are denominated in USD, the reporting currency. The group has salary and operating costs in local currency in the countries where we have a presence. These risks are not considered significant.

Credit risk

The Group’s credit risk is primarily attributable to its trade receivables and other current assets. The majority of the Group’s cash and cash equivalents are held across three UK financial institutions.

The concentration of credit risk from trade receivables and other current assets varies throughout the year depending on the timing of transactions.

A high proportion of trading partners by value are large corporate entities, or governmental bodies with good credit ratings thereby minimising the risk of non-payment. Other exposures of the Group are spread over a number of customers and counterparties with little concentration on any one entity. There are no other identified concentration risks.

22

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Financial risk management (continued)

Exposures to credit risk is analysed below:

	2012		2011
	Continuing operations	Discontinued operations	Continuing operations	Discontinued operations
	$’000	$’000	$’000	$’000
Trade receivables	21,847	5,065	3,033	12,170
Other receivables	1,188	561	748	872

	23,035	5,626	3,781	13,042

The maximum exposure to credit risk for trade receivables and other current assets is represented by their carrying amount.

No significant collateral is held is respect of the above exposures however no significant amounts are past due or impaired and the credit quality of the exposures is considered to be good

(c)	Liquidity risk

The Group seeks to manage liquidity risk to ensure sufficient liquidity is available to meet the requirements of the business and to invest cash assets safely and profitably. The Board reviews available cash to ensure there are sufficient resources for working capital requirements.

At 30 June 2012 and 30 June 2011 all amounts shown in the consolidated balance sheet under current assets and current liabilities mature for payment within one year.

6.	Operating profit

The following items have been charged/(credited) to the income statement in arriving at the group’s operating profit :

	2012		2011
	Continuing operations	Discontinued operations	Continuing operations	Discontinued operations
	$’000	$’000	$’000	$’000
Auditor’s remuneration payable to the Company’s auditor for the audit of parent Company’s annual accounts	100	-	60	-
Auditor’s remuneration - audit of subsidiaries pursuant to legislation	29	-	60	-
Fees payable to the Company’s auditor and its associates for other services	261	-	-	-
Amortisation of intangible assets	752	-	132	-
Depreciation of property, plant, and equipment:
owned assets	108	1,496	7	1,421
leased assets	24	52	-	27
Staff costs	1,497	7,448	93	8,260
Directors’ remuneration	298	854	501	527
Property lease rentals	191	789	32	769
Equipment lease rentals	-	24	-	22
(Gain)/loss on foreign currency translation	(48)	(198)	(4)	(165)

23

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

7.	Income statement

As permitted by Section 408 of the Companies Act 2006, the income statement of the Company is not presented as part of these accounts. The retained loss for the year of the Company was $8,288,000 (2011: restated loss $1,861,000).

8.	Segmental analysis

At 30 June 2012 the Group was organised into two main business segments: Satcom Global and Horizon Globex. The Satcom Global business segment is currently being marketed for sale and as such is reported as a discontinued operation for the year ended 30 June 2012.

The segment analysis for the year ended 30 June 2012 is as follows:

	Horizon Globex Continuing operations	Satcom Global Discontinued operations	Total
	$’000	$’000	$’000
Revenue from services	19,702	82,559	102,261

Operating profit/(loss)	14,970	(1,469)	13,501

Finance costs	(218)	(1,167)	(1,385)
Profit/(loss) before tax	14,752	(2,636)	12,116

Total assets	42,947	35,030	77,977
Total liabilities	(10,564)	(24,883)	(35,447)
Net assets before loss on disposal	32,383	10,147	42,530
Loss on disposals	-	(13,147)	(13,147)
Net assets before loss on disposal	32,383	(3,000)	29,383
Capital expenditure	268	1,265	1,533
Depreciation	132	1,548	1,680

The segment analysis for the year ended 30 June 2011 is as follows:

	Horizon Globex	Satcom Global	Intra group adjustments	Total
	$’000	$’000	$’000	$’000
Revenue from services	4,326	118,203	-	122,529

Trading profit	3,085	1,252	-	4,337
Negative goodwill	-	-	1,711	1,711
Group operating profit	3,085	1,252	1,711	6,048
Finance income	-	3	-	3
Finance costs	(173)	(744)	-	(917)
Profit before tax	2,912	511	1,711	5,134

Total assets	8,368	31,024	21,832	61,224
Total liabilities	(2,912)	(31,902)	(445)	(35,259)
Net assets	5,456	(878)	21,387	25,965

Capital expenditure	3,625	2,608	-	6,233
Depreciation	7	1,448	132	1,587

24

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

9.	Staff costs

The cost of employing all staff and Directors was:

	2012	2011
	$’000	$’000

Wages and salaries	10,828	7,800
Social security costs	942	553

	11,770	8,353

Representing:

Continuing operations	4,107	99
Discontinued operations	7,663	8,254

	11,770	8,353

The average number of employees during the period was:

	No.	No.
Distribution	14	18
Administration	98	120
Management	15	21

	127	159

All Group employees are paid through trading subsidiaries of the Group.

The Directors have identified 4 (2011: 7) key management personnel whose compensation was as follows:

	2012	2011
	$’000	$’000

Short-term employment benefits	1,428	1,780

Share options

	June 2011	Issued/ (Lapsed)	June 2012	Exercisable at 30/06/12 GBP	Exercise price GBP	Exercise dates
EMI approved (UK)	22,610	(2,920)	19,690	1,890	9.6 p	Apr 2008 – 2015
Unapproved (Overseas)	5,830	(5,830)	-	-	9.6 p	Apr 2008 – 2015
EMI approved (UK)	4,380	(1,460)	2,920	993	34.0 p	Oct 2008 – 2015
Unapproved (Overseas)	98,904	-	98,904	33,627	34.0 p	Oct 2008 – 2015
EMI approved (UK)	12,400	(1,460)	10,940	3,993	36.5 p	Dec 2009 – 2016
Unapproved (Overseas)	101,601	-	101,601	37,084	36.5 p	Dec 2009 – 2016
Unapproved (Overseas)	1,000,000	-	1,000,000	100,000	10.0 p	Dec 2013 - 2020

Total	1,245,725	(11,670)	1,234,055	177,587

The unapproved options vest after three years of service and can be excercised within 10 years of grant. The other options have similar vesting conditions.

No options were granted to executive Directors and employees during the year ended 30 June 2012. The weighted average fair value of options granted to employees during the prior year was determined using the Black-Scholes-Merton valuation model at 14.39p per option. The significant inputs into the model were exercise price shown above, volatility of 40%, dividend yield of 1%, expected option life of 3 years and annual risk free interest rate of 4.6%. Future volatility has been estimated based on comparable information rather than historical data.

The total expense recognised in respect of share option in these accounts is $9,280. (2011: $9,280) .

25

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

10.	Directors’ remuneration

Remuneration paid to Directors during the year was as follows:

	2012	2011
	$’000	$’000

Salary and benefits	1,097	976
Pension contributions	55	52
	1,152	1,028

Remuneration paid to the highest paid Director was as follows:

	2012	2011
	$’000	$’000

Emoluments	644	485
Pension contributions	3	-
	647	485

11.	Finance income

	2012	2011
	$’000	$’000

Interest on bank deposits	-	3
	-	3

Representing:

Continuing operations	-	-
Discontinued operations	-	3

	-	3

12.	Finance costs

	2012	2011
	$’000	$’000

Interest and similar charges on bank loans and overdrafts	1,279	866
Interest on directors’ and shareholders’ loans	100	27
Interest on obligations under finance leases	6	24
	1,385	917

Representing:

Continuing operations	218	173
Discontinued operations	1,167	744
	1,385	917

26

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

13.	Taxation

Analysis of charge in period

	2012
	Continuing operations	Discontinued operations	Total 2012	2011
Current tax	$’000	$’000	$’000	$’000
UK taxation:
United Kingdom corporation tax in respect of the period	-	-	-	-

Foreign taxation:
Current tax on income for the year	1,300	3	1,303	535
Over provision previous years	-	-	-	(735)
Deferred Tax (see note 26)	-	-	-	(499)

Total tax	1,300	3	1,303	(699)

Factors affecting tax charge for period

The differences between the total tax shown above and the amount calculated by applying the standard rate of United Kingdom corporation tax to the profit before tax is as follows:

	2012
	Continuing operations	Discontinued operations	2011
	$’000	$’000	$’000

Profit / (loss) from continuing operations before tax	14,752	(2,636)	5,134

Tax on profit from continuing operations at the average standard United Kingdom corporation tax rate of 25.5% (2011: 27.5%)	3,762	(672)	1,412

Effects of:
Expenses not deductible for tax purposes	16	-	279
Non taxable income	-	-	(470)
Temporary differences arising on fixed assets	(16)	-	(40)
Movement on unrecognised losses	484	672	518
Lower taxes on overseas earnings	(2,946)	-	(1,164)
Prior year adjustment	-	-	(735)
Movement on deferred tax rate	-	-	(499)
Other	-	3	-

Total tax charge for period	1,300	3	(699)

Deferred taxation

An amount of $499,000 was released to income statement in respect of the acquisition of Abbey Technology GmbH for the year ended 30 June 2011.

There is an unprovided deferred tax asset in relation to losses carried forward of $5,394,522 at the balance sheet date.

The comparative charge includes $520,000 relating to Satcom Global.

27

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

14.	Dividends

	2012	2011
	$’000	$’000
Dividend amounts paid:
No final dividend was paid during the year ended 30 June 2012 (2011: 0.60 cents per share)	-	457
No interim dividend was paid during the year ended 30 June 2012 (2011: 0.35 cents per share)	-	266
	-	723

The Board is not proposing a final dividend at the Annual General Meeting as set out in the Directors’ Report.

15.	Prior year adjustment

A prior period reporting error occurred on the acquisition of Abbey Technology GmbH on 18 September 2010. The error arose on the treatment of acquisition costs of $1,284,896 which were included in the value of the investment by the Company, overstating the value of the investment. The cost of its investment in Abbey Technology GmbH reported by the Company was $4,923,896 but should have been $3,639,000 as follows:

Fair value of consideration paid	Company
$’000

Cash	1,003
16,473,000 $0.10 Ordinary shares issued at a value of $0.16	2,636

Total consideration	3,639

The correction is to charge the acquisition costs to profit and loss of the Company for the year ended 30 June 2011, thereby reducing the cost of the investment in Abbey Technology GmbH to $3,639,000.

The adjustment was made in the consolidated financial statements during the year to 30 June 2011.

28

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

16.	Discontinued operations and assets held for sale

An analysis of the results, cash flows and assets and liabilities of Satcom Global, the disposal group is as follows:

Discontinued operations

Group

(i) Results

	2012	2011
	$’000	$’000

Revenue	82,559	118,203
Cost of sales	(69,732)	(99,791)

Gross profit / (loss)	12,827	18,412

Administration expenses	(14,296)	(15,450)

Operating profit / (loss)	(1,469)	2,962

Finance costs	(1,167)	(740)

Profit / (loss) before taxation	(2,636)	2,222

Taxation	(3)	520
Profit / (loss) for the year from discontinued operations	(2,639)	2,742
Fair value adjustment to goodwill	(13,147)	-

	(15,786)	2,742

(ii) Cash flows

2012
$’000

Operating cash flows	3,207

Investing cash flows	(1,274)

Financing cash flows	(708)

Total cash flows	1,225

In October 2012 the company disposed of the disposal group for nominal consideration.

29

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Discontinued operations and assets held for sale (continued)

Group

Assets held for sale

2012
$’000
Non-current assets

Goodwill	16,588

Fair value adjustment to goodwill	(13,147)

Other intangible assets	213

Property, plant and equipment	4,046
7,700

Current assets

Inventories	4,427

Trade and other receivables	9,668

Cash and cash equivalents	88

14,183

Total assets	21,883

Liabilities directly associated with assets held for sale

2012
$’000
Non-current liabilities

Obligations under finance leases	(88)

(88)
Current liabilities

Trade and other payables	(23,662)

Financial liabilities	(937)

Obligations under finance leases	(87)

Current tax	(109)

(24,795)

Total liabilities	(24,883)

Net carrying value 30 June 2012 (note 24)	(3,000)

30

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

17.	Goodwill

Group

Carrying amount	Notes	$’000

At 30 June 2010 and 01 July 2010		16,588
Additions/Reductions

At 30 June 2011 and 01 July 2011		16,588
Additions/Reductions		-
Classified as assets held for sale	16	(16,588)

At 30 June 2012		-

All the group’s goodwill was eliminated on attribution to the disposal group.

31

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

18.	Intangible fixed assets

Group
2012

		Contractual	Horizon
	Notes	relationships	software	Total
		$’000	$’000	$’000
Cost
At 1 July 2011		885	12,172	13,057
Additions		-	3,447	3,447
Classified as assets held for sale	16	-	(241)	(241)

At 30 June 2012		885	15,378	16,263
Amortisation:
At 1 July 2011		132	835	967
Charge for the year		177	-	177
Classified as assets held for sale	16	-	(29)	(29)

At 30 June 2012		309	806	1,115
Net book value:
At 30 June 2012		576	14,572	15,148

Group
2011
	Contractual	Horizon
	relationships	software	Total
	$’000	$’000	$’000
Cost
At 1 July 2010	-	3,916	3,916
Additions	-	3,625	3,625
Acquired in subsidiary	885	4,631	5,516

At 30 June 2011	885	12,172	13,057
Amortisation:
At 1 July 2010	-	835	835
Charge for the year	132	-	132

At 30 June 2011	132	835	967
Net book value:
At 30 June 2011	753	11,337	12,090

The Horizon software suite incorporates optimised voice and messaging over IP together with web services and billing systems. This is the core sales product of the business and the Board considers that this intellectual property has an indeterminate life and accordingly is not amortised but is instead subject to annual impairment review.

Software with a fair value of $5,200,000 was acquired in 2011 as part of the acquisition of Abbey. All other intangibles other than the contractual relationship disclosed above were internally generated.

32

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

19.	Property, plant and equipment

Group
2012		Leasehold
		property	Motor
	Notes	improvements	vehicles	Equipment	Total
		$’000	$’000	$’000	$’000
Cost
At 1 July 2011		576	20	9,873	10,469
Additions		3	120	1,410	1,533
Classified as assets held for sale	16	(314)	(20)	(10,821)	(11,155)
Disposals		-	-	(289)	(289)

At 30 June 2012		265	120	173	558

Depreciation:
At 1 July 2011		184	12	5,663	5,859
Charge for the year		104	28	1,544	1,676
Classified as assets held for sale	16	(194)	(16)	(6,897)	(7,107)
Disposals		-	-	(289)	(289)

At 30 June 2012		94	24	21	139

Net book value:
At 30 June 2012		171	96	152	419

Group
2011	Leasehold
	property	Motor
	improvements	vehicles	Equipment	Total
	$’000	$’000	$’000	$’000
Cost
At 1 July 2010	311	20	7,530	7,861
Additions	265	-	2,343	2,608

At 30 June 2011	576	20	9,873	10,469

Depreciation:
At 1 July 2010	159	8	4,237	4,404
Charge for the year	25	4	1,426	1,455

At 30 June 2011	184	12	5,663	5,859

Net book value:
At 30 June 2011	392	8	4,210	4,610

Net book value of leased assets:
	Motor
	vehicles	Equipment	Total
	$’000	$’000	$’000

At 30 June 2011	-	414	414

At 30 June 2012	96	-	96

33

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

20.	Investments

		Company
	Notes	$’000
Cost
At 1 July 2011		18,157
Additions		5,043
Prior year adjustment	15	(1,285)

At 30 June and 1 July 2011 (Restated)		21,915

Additions		53
Loss on disposal		(18,274)

At 30 June 2012		3,694

Representing:

Continuing operations of group		55
Parent company investment in continuing companies		3,639

		3,694

The principal subsidiary undertakings of the Company are shown below. They have share capital comprising ordinary shares or common stock, apart from Shared Data Networks, LLC where the equity is classified as Membership Interest, and all are consolidated into the Group accounts.

All the principal subsidiary undertakings that comprise the Satcom Global business segment are currently being marketed for sale and as such are reported as a discontinued operations as highlighted below:

Subsidiaries	Proportion	Country of incorporation
	held	and operation

(C) SatCom Distribution Limited ¥	100%	UK
(F) SatCom Distribution Inc. ¥	100%	USA
(A) O'Gara Satellite Systems Inc * ¥	100%	USA
(C) SatCom Distribution (Asia) Limited * ¥	100%	Hong Kong
(G) Horizon Mobile Communications Co. Limited * ¥	100%	Thailand
(C) SatCom Global Pte Ltd formerly* ¥ (Horizon Mobile Communications Pte Ltd)	100%	Singapore
(C) Horizon Mobile Communications (HK) Co. Limited * ¥	100%	BVI
(C)Horizon Mobile Communications (Australia) Pty Limited* ¥	100%	Australia
(B) SatCom Global FZE ¥	100%	UAE
(C) SatCom Global Inc* ¥ (Formerly World Communications Center Inc)	100%	USA
(D) Shared Data Networks, LLC* ¥	100%	USA
(E) Abbey Technology GmbH	100%	Switzerland
(E) Horizon Globex GmbH	100%	Switzerland

Registered branch
Horizon Mobile Communications (HK) Co. Limited * ¥	100%	Japan

* Held by a subsidiary undertaking

¥ Members of the Satcom Global business segment reported as discontinued operations

Nature of business

A – Airtime distribution and ancillary services.

B – Wholesale airtime, Equipment & VSAT distribution to third parties and group

C – Sales Company

D – VSAT distribution to third party and group

E – Software and equipment

F – Non trading company

G – Administration company

34

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

21.	Inventories

Group	2012	2011
	$’000	$’000

Finished goods	4,474	7,010

Classified as assets held for sale	(4,427)	-

	47	7,010

The amount of inventories recognised as an expense during the year amounted to $22,915,978 (2011: $31,331,000)

22.	Trade and other receivables

	Group		Company
	2012	2011	2012	2011
	$’000	$’000	$’000	$’000

Trade receivables	21,847	15,206	-	-
Other receivables	1,114	1,616	1,360	667
Prepayments and accrued income	74	4,104	-	4

	23,035	20,926	1,360	671

The amounts presented in the financial statements are net of allowances for doubtful receivables, estimated by the Group’s management based on prior experience and their assessment of the current economic environment.

The Directors consider that the carrying amount of trade and other receivables approximates to their fair value. The group has no bad debt provision for continuing operations but retained a bad debt provision of $524,261 (2011 $225,000) against its discontinued operations.

The ageing profile of trade receivables is as follows

	Group
	2012	2011
	$’000	$’000

Current	2,886	12,947
Overdue
Less than 90 days	2,863	1,142
91 to 120 days	10,533	330
Over 120 days	5,565	787

	21,847	15,206

Credit risk

The Group and Company have no significant concentration of credit risk, with exposure spread over a large number of counterparties and customers.

23.	Bank balances and cash

Bank balances and cash comprise cash held by the Group and Company and short-term bank deposits with an original maturity of three months or less. The carrying value of these assets approximates their fair value.

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies.

35

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

24.	Financial liabilities

	Group		Company
	2012	2011	2012	2011
	$’000	$’000	$’000	$’000
Within one year
Bank overdrafts and loans	-	2,340	382	1,624
Directors’ loan accounts	20	225	20	225
Shareholders’ loan account	2,000	-	2,000	-

	2,020	2,565	2,402	1,849

Over one year
Bank overdrafts and loans	-	812	-	-

	-	812	-	-

Total	2,020	3,377	2,402	1,849

The principal features of the financial liabilities are as follows:

Bank overdrafts and loans

The Group had banking facilities with HSBC Bank Plc, which were supported by guarantees from the main trading subsidiaries of the Group together with a debenture over the cash and assets of the Company. There was a net UK facility of US$2.0 million in the Company, which was set-off against cash balances in the UK within the Group. The interest chargeable was on the net balance at the rate of 1.75% over HSBC Bank base rate. In addition, there was a US$4.8million 3 year term loan which was advanced in June 2009 and repaid in June 2002.

SatCom Distribution, Inc. had an overdraft facility with HSBC Bank USA of US$ 0.25 million which had been drawn down at the year end. The interest chargeable on the drawn balance was 2.5% over US Dollar L.I.B.O.R.

All banking facilities with HSBC were repaid and security released by the Bank on 5 October 2012.

Directors’ loan accounts

Details of Directors’ loan accounts are set out in note 32. The loans are repayable on demand and accrue interest at 4% per annum.

Shareholders’ loan account

The Group has a shareholder’s loan of $2.0 million which is convertible into 4 million shares (at $0.50 per share). The loan incurs interest at 10% with repayment on IPO, sale of the company or anytime at the Company’s discretion.

36

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Maturity profile	Group		Company
	2012	2011	2012	2011
	$’000	$’000	$’000	$’000

Within one year	5,020	2,565	2,402	1,849
Between one and two years	-	812	-	-

	5,020	3,377	2,402	1,849

The fair value of the Group’s and Company’s overdrafts, bank loans and have been reviewed with the Group’s advisers and their fair values are not considered to be materially different from their book values.

25.	Loans to / from related undertakings

Company	2012	2011
	$’000	$’000

Loans to subsidiaries	10,407	3,566

	10,407	3,566

	2012	2011
	$’000	$’000

Loans from subsidiaries	2,920	11,811

	2,920	11,811

The Directors consider that the fair values of the loans outstanding are not materially different from their book values. The loans are unsecured and repayable on demand. Interest is charged at commercial rates on long term elements of the loans.

26.	Trade and other payables

	Group		Company
	2012	2011	2012	2011
	$’000	$’000	$’000	$’000

Trade payables	618	23,898	226	-
Other taxation and social security	83	56	26	26
Other payables	-	2,423	-	192
Accruals and deferred income	1,493	4,057	199	203

	2,194	30,434	451	421

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs.

The Directors consider that the carrying amount of trade and other payables approximates to their fair value.

37

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Note 26 Trade and other payables continued

The ageing profile of trade payables is as follows:
	Group
	2012	2011
	$’000	$’000

Current	395	21,948
Overdue more than 30 days
Less than 90 days	54	1,434
91 to 120 days	13	114
Over 120 days	156	402

	618	23,898

27.	Obligations under finance leases

Group	2012	2011
Amounts payable under finance leases	$’000	$’000

Within one year	33	98
In the second to fifth years inclusive	71	97

	104	195

Less: future finance charges	(11)	(35)

Value of minimum lease payments	93	160

Amount due for settlement within 12 months	33	98

Amounts over one year	60	62

The average lease term is 3 years. For the year ended 30 June 2012 the average effective borrowing rate was 13.5% (2011: 12.5%). All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments.

There is no material difference between the total value of the future finance lease payments at the balance sheet dates and their present value.

Obligations under finance leases are secured over the asset acquired.

28.	Deferred taxation

Group
$’000

Balance at 1 July 2011	445
Released to income statement	-

Balance at 30 June 2012	445

The deferred tax liability arose on the recognition of a gain on the acquisition of Abbey Technology GmbH in 2011.

38

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

29.	Share capital

	2012	2012	2011	2011
	$’000	No of shares	$’000	No of shares
		‘000		‘000
Authorised:
Ordinary shares of $0.10 each	50,000	500,000	50,000	500,000
Deferred shares of £1 each	90	50	90	50

	50,090	500,050	50,090	500,050

	2012	2012	2011	2011
	$’000	No of shares	$’000	No of shares
		‘000		‘000
Called up, allotted and fully paid:
Ordinary shares of $0.10 each	8,378	83,777	7,610	76,101
Deferred shares of £1 each	90	50	90	50

	8,468	83,827	7,700	76,151

Deferred shares of £1 each carry no voting or dividend rights and are redeemable at par.

30.	Merger reserve

The acquisition by the Company of the Satcom Distribution Limited group in May 2004 was accounted for as a merger. Accordingly a debit merger reserve of $10,884,000 has been recognised in the consolidated balance sheet representing the difference between the consideration paid to acquire the group and its net assets at the date of the transaction. The amount has been netted off retained profits and the reserve will be cancelled on the disposal of Satcom Global.

31.	Retained profit

		Group	Company
	Notes	$’000	$’000

Balance at 1 July 2010		7,321	1,275

Dividends paid		(723)	(723)
Net profit for the year		5,834	(576)
Prior year adjustment	15	-	(1,285)

Balance at 1 July 2011		12,432	(1,309)

Dividends paid		-	-
Net profit (loss) for the year		(2,334)	(8,288)

Balance at 30 June 2012		10,098	(9,597)

32.	Operating lease commitments

At the balance sheet date, the Group and Company had outstanding annual commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

Group	Land and		Land and
	buildings	Other	buildings	Other
	2012	2012	2011	2011
Total rentals payable on leases expiring:	$’000	$’000	$’000	$’000

Within one year	241	-	662	17
Within two to five years	464	-	493	6
After five years	-	-	40	-

	705	-	1,195	23

39

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

33.	Reconciliation of operating activities to operating cash flows

	2012	2011
	$’000	$’000

Operating profit from continuing operations	14,970	3,085
Operating profit from discontinued operations	(1,469)	2,963
Amortisation	177	132
Depreciation	2,255	1,455
Net goodwill on acquisition	-	(1,711)

Operating cash flows before movement in working capital	15,933	5,924

Decrease/(increase) in inventories	2,537	(1,152)
Increase in receivables	(12,352)	(1,348)
(Decrease)/increase in payables	(4,604)	5,530

Cash generated by operations	1,514	8,954

Interest paid	(1,120)	(914)
Income taxes paid	89	(707)

Net cash generated by operating activities	483	7,333

34.	Related party transactions

Transactions between group companies are eliminated on consolidation and are not disclosed in this note.

Transactions between the parent company and its subsidiaries totalled $Nil (2011: $182,000) representing management fees raised.

Amounts due to Directors during the year were as follows:

		Loans	Interest
	Opening	introduced/	paid at	Closing
	balance	(repaid)	4%	balance
Name	$’000	$’000	$’000	$’000

Mark White	-	2	-	2
Sandy Johnson	180	(173)	-	7
Martin Ward	26	(26)	-	-
Brian Collins	19	(8)	-	11

	225	(205)	-	20

The movement on the shareholder loan included in other payables is:

		Loans	Interest
	Opening	introduced/	paid at	Closing
	balance	(repaid)	4%	balance
Name	$’000	$’000	$’000	$’000

Adam Thompson	250	(191)	-	59

Abbey Technology GmbH incurred consultancy costs in the period in the amount of €501,760 (2011: €409,000) from Satellite Communications Consultancy BVBA. Satellite Communications Consultancy BVBA is a company incorporated in Belgium and is controlled by a director, Mark White.

40

One Horizon Group plc

Notes to the financial statements

For the year ended 30 June 2012

Note 34 continued

In December 2011 five shareholders, which included all the then directors and Adam Thompson, sold 4.0 million shares to an investor for $2.0 million the proceeds of which were lent to the Company to assist in the Group’s cashflow requirements. The loan is unsecured and accrues interest at 10% the loan and accrued interest is repayable on demand.

In October 2012 a debenture in favour of Mark White with a fixed and floating charge over the Company’s assets was created in respect of all monies owed to him by the Company.

Control

On the 30 November 2012 the Company was acquired by Intelligent Communication Enterprise Corporation (“ICE”). The acquisition followed an offer by ICE of 175.14 new shares in ICE for every share held by shareholders in One Horizon Group Plc (“OHG”). As a result of the takeover the former shareholders of OHG now control over 95% of the enlarged share base of ICE and the transaction will be accounted for as a reverse acquisition in the next reporting period. There has been no effective change of control.

ICE has now changed its name to One Horizon Group, Inc. (“OHGI”) and is traded on the NASD OTCQB market under symbol OHGI. The Directors of OHG have now been appointed to the board of OHGI.

41